Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                                    --------



We consent to the incorporation by reference in this Post-Effective Amendment No. 4 on Form S-8 to Form S-4 (No. 333-49419) of AT&T Corp. (the "Company") of our reports dated January 26, 1998, on our audits of the consolidated financial statements and consolidated financial statement schedule of the Company and its subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports are included or incorporated by reference in the Company's Annual Report on Form 10-K dated March 26, 1998.




                                                     PricewaterhouseCoopers, LLP



New York, New York
July 23, 1998